EXHIBIT 24.1

POWER OF ATTORNEY

MAY 15, 2014

Each person whose signature appears below appoints David P. Steiner, James C. Fish, Jr. and Rick L Wittenbraker, and each of them severally, as his true and lawful attorney or attorneys-in-fact and agent or agents, each of whom shall be authorized to act with or without the other, with full power of substitution and resubstitution, for him and in his name, place and stead in his capacity as a director or officer or both, as the case may be, to sign a Registration Statement on Form S-8 and any and all amendments to the Registration Statement and all documents or instruments necessary to comply with the Securities Act of 1933, as amended, and to file the same with the Securities and Exchange Commission, with full power and authority to each of said attorneys-in-fact and agents to do and perform in the name and on behalf of each such director or officer, or both, as the case may be, each and every act whatsoever that is necessary, appropriate or advisable in connection with any or all of the above-described matters and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title

/s/ David P. Steiner David P. Steiner	President, Chief Executive Officer and Director (Principal Executive Officer)

/s/ James C. Fish, Jr. James C. Fish, Jr.	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ Don P. Carpenter Don P. Carpenter	Vice President and Chief Accounting Officer (Principal Accounting Officer)

/s/ Bradbury H. Anderson Bradbury H. Anderson	Director

/s/ Frank M. Clark, Jr. Frank M. Clark, Jr.	Director

/s/ Patrick W. Gross Patrick W. Gross	Director

/s/ Victoria M. Holt Victoria M. Holt	Director

/s/ John C. Pope John C. Pope	Director

/s/ W. Robert Reum W. Robert Reum	Chairman of the Board and Director

/s/ Thomas H. Weidemeyer Thomas H. Weidemeyer	Director